
                                                                    EXHIBIT 10.2

              Employee Stock Purchase Plan Summary and Prospectus




                              MYCOGEN CORPORATION



                        ------------------------------

                          EMPLOYEE STOCK PURCHASE PLAN

                          PLAN SUMMARY AND PROSPECTUS

                        ------------------------------



                                 The date of this Prospectus is December 1, 1995


                               TABLE OF CONTENTS
                               -----------------


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                                                                                                PAGE
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
INFORMATION ON THE 1995 EMPLOYEE STOCK PURCHASE PLAN............................................   1

QUESTIONS AND ANSWERS ABOUT THE PURCHASE PLAN...................................................   1
  1. What is the purpose of the Purchase Plan?..................................................   1
  2. When will the new Purchase Plan become effective?..........................................   1
  3. What happens to my outstanding purchase rights under the Predecessor Plan?.................   1
  4. Who administers the Purchase Plan?.........................................................   1
  5. How many shares of Common Stock may be issued under the Purchase Plan?.....................   1
  6. How will the Common Stock be made available for purchase?..................................   2
  7. Who is eligible to participate in the Purchase Plan?.......................................   2
  8. When may I become a participant?...........................................................   2
  9. How do I become a participant?.............................................................   2
 10. How much may I invest through the Purchase Plan?...........................................   2
 11. May I change the rate of my payroll deductions?............................................   3
 12. What happens to my payroll deductions?.....................................................   3
 13. When will my purchase right be exercised?..................................................   3
 14. How will my purchase right be exercised?...................................................   3
 15. What is the purchase price of the Common Stock?............................................   3
 16. How is the fair market value of the Common Stock determined?...............................   3
 17. Will I receive a report indicating the amount and status of my account?....................   3
 18. Are there any limitations on the number of shares I may purchase?..........................   4
 19. What if there are not enough shares available to cover all the exercised purchase rights
     on a particular purchase date?.............................................................   4
 20. May I terminate my purchase right?.........................................................   4
 21. How do I rejoin the Purchase Plan if I terminate my purchase right?........................   4
 22. What happens if my employment terminates or my eligibility status changes?.................   4
 23. What happens if I die while a participant?.................................................   5
 24. What happens if I go on an approved unpaid leave of absence?...............................   5
 25. What happens if I become permanently disabled while a participant?.........................   5
 26. May I assign or transfer my rights under the Purchase Plan?................................   5
 27. What happens if the Corporation is acquired?...............................................   5
 28. What happens if there is a change in the Corporation's capital structure?..................   5
 29. When will I receive the stock certificate for my purchased shares?.........................   6
 30. After becoming a stockholder, may I vote my shares?........................................   6
 31. When may I sell my purchased shares?.......................................................   6
 32. What restrictions apply if I am a Section 16 Insider?......................................   6
 33. What restrictions apply if I am an affiliate?..............................................   7
 34. Should I be concerned about taxes?.........................................................   7
 35. May the Corporation terminate the Purchase Plan?...........................................   7
 36. May the Purchase Plan be amended?..........................................................   7
 37. What is the maximum duration of the Purchase Plan?.........................................   7
 38. Does the Purchase Plan have any impact on the terms of my employment?......................   8
 39. Is the Purchase Plan subject to ERISA?.....................................................   8

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                         TABLE OF CONTENTS (CONTINUED)
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                                                                                  PAGE
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QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES.................................   8

 T1. Will the receipt of purchase rights or the purchase of shares on my behalf
     under the Purchase Plan result in taxable income?............................   8
 T2. What if I subsequently sell or dispose of the purchased shares?..............   8
 T3. How do I calculate my taxable income for Purchase Plan transactions?.........   8
 T4. What are the applicable Federal tax rates?...................................   9
 T5. Are there any special tax rules applicable to Section 16 Insiders?...........   9
 T6. What are the Federal tax consequences to the Corporation?....................  10

REGISTRANT INFORMATION AND PURCHASE PLAN ANNUAL INFORMATION.......................  10

 THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


              INFORMATION ON THE 1995 EMPLOYEE STOCK PURCHASE PLAN
              ----------------------------------------------------

     Mycogen Corporation, a Delaware corporation (the "Corporation"), has established a new employee stock purchase program which will allow eligible individuals to acquire shares of the Corporation's common stock (the "Common Stock") at periodic intervals through their accumulated payroll deductions. The new program is officially titled the Mycogen Corporation 1995 Employee Stock Purchase Plan and will be referred to in this document as the Purchase Plan.
The Purchase Plan is the successor plan to the Mycogen Corporation Restated 1988 Employee Stock Purchase Plan (the "Predecessor Plan").


                 QUESTIONS AND ANSWERS ABOUT THE PURCHASE PLAN
                 ---------------------------------------------

     The Plan Summary and Prospectus sets forth in question and answer format the major features of the Purchase Plan and the principal rights and benefits available to the participating employees.

     1.  WHAT IS THE PURPOSE OF THE PURCHASE PLAN?

         The purpose of the Purchase Plan is to provide eligible employees with the opportunity to acquire stock ownership in the Corporation through periodic payroll deductions. These deductions will be applied at semi-annual intervals to purchase shares of Common Stock at a discount from the then current market price.

     2.  WHEN WILL THE NEW PURCHASE PLAN BECOME EFFECTIVE?

         The Purchase Plan will be submitted to the Corporation's stockholders for approval at the 1995 Annual Meeting and, subject to such approval, will become effective on December 1, 1995.

     3.  WHAT HAPPENS TO MY OUTSTANDING PURCHASE RIGHTS UNDER THE PREDECESSOR
         PLAN?

         Your purchase rights under the Predecessor Plan will automatically terminate on November 30, 1995. As of that date, the Predecessor Plan will come to an end, and no further purchase rights will thereafter be granted or exercised and no further payroll deductions will be collected under the terminated plan.

     4.  WHO ADMINISTERS THE PURCHASE PLAN?

         The Purchase Plan will be administered by the Compensation Committee of the Board. All references in this document to "Plan Administrator" will accordingly mean the Compensation Committee in its capacity as administrator of the Purchase Plan. The members of the Compensation Committee are appointed by the Board and may be removed by the Board at any time. The members of the Board are elected annually by the Company's stockholders, and each Board member serves until he or she resigns or until his or her successor is duly elected and qualified.

     5.  HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE PURCHASE PLAN?

         A total of 250,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. This authorized share reserve is comprised of (i) the estimated number of shares (184,000 shares) which will remain available for issuance under the Predecessor Plan following the November 30, 1995 purchase date thereunder plus (ii) an additional increase of approximately 66,000 shares. These shares will be made available either from the Corporation's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

     6.  HOW WILL THE COMMON STOCK BE MADE AVAILABLE FOR PURCHASE?

         Shares of Common Stock will be offered for purchase through a series of successive purchase periods, each with a duration of six (6) months. Purchase periods will run from the first business day in June to the last business day in November each year and from the first business day in December each year to the last business day in May in the following year. The initial purchase period will begin on December 1, 1995.

     7.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PURCHASE PLAN?

         Employees of the Corporation or any participating subsidiary will be eligible to participate in the Purchase Plan if employed on a basis under which they are regularly expected to work more than twenty (20) hours per week for more than five (5) months per calendar year. As of the initial purchase period beginning on December 1, 1995, the following subsidiaries will be participating in the Purchase Plan:
         Mycogen Plant Sciences, Mycogen Crop Protection, Mycogen Canada and Mycogen Plant Sciences Puerto Rico. You will be notified from time to time as additional subsidiaries extend the Purchase Plan to their eligible employees.

         Certain individuals eligible to participate in the Purchase Plan will be subject to special provisions designed to assure their compliance with the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). These individuals, who will be referred to in this document as "Section 16 Insiders," include all executive officers of the Corporation. The special provisions applicable to Section 16 Insiders will be discussed from time to time in this document.0


     8.  WHEN MAY I BECOME A PARTICIPANT?

         You may participate in any purchase period if you satisfy the following requirements on the start date of that purchase period:

         . you are an eligible employee of the Corporation or any participating subsidiary, and
         .  you have been employed for at least one month.

         On the start date of each purchase period in which you participate in the Plan, you will be granted a purchase right to acquire shares of Common Stock at the end of that purchase period.

         IF YOU DO NOT JOIN THE PURCHASE PERIOD ON THE START DATE, YOU MAY NOT SUBSEQUENTLY JOIN THAT PARTICULAR PURCHASE PERIOD AT ANY LATER DATE. ACCORDINGLY, YOU WILL NOT BE ABLE TO PARTICIPATE IN THE PURCHASE PLAN UNTIL THE START OF THE NEXT PURCHASE PERIOD.

     9.  HOW DO I BECOME A PARTICIPANT?

         In order to participate in a particular purchase period, you must complete and file the appropriate enrollment form with the Plan Administrator before the start date of the purchase period. The enrollment form includes a stock purchase agreement along with a payroll deduction authorization. This form may be obtained from the Human Resources Department.

     10. HOW MUCH MAY I INVEST THROUGH THE PURCHASE PLAN?

         You may authorize payroll deductions in 1% multiples of your eligible earnings each purchase period, up to a maximum of fifteen percent (15%). Your eligible earnings will be limited to your regular base pay before any pre-tax or after-tax contributions now or hereafter maintained by the Corporation or any participating subsidiary.

     11. MAY I CHANGE THE RATE OF MY PAYROLL DEDUCTIONS?

         You may NOT change your rate of payroll deduction in effect for a particular purchase period once that purchase period begins. However, you may increase or decrease your rate of payroll deduction for any subsequent purchase period by filing a new payroll deduction authorization with the Plan Administrator prior to the start date of that purchase period. The new rate (which may not be in excess of fifteen percent (15%) of your eligible earnings) will become effective on the start date of the first purchase period following the filing of your new authorization.

     12. WHAT HAPPENS TO MY PAYROLL DEDUCTIONS?

         Your payroll deductions will be credited to an account established in your name on the Corporation's books. No interest will be paid on the balance credited to your account. However, since the Corporation pays all administrative expenses of the Purchase Plan, the full amount of your payroll deductions will be applied to the purchase of Common Stock. Your payroll deductions may be commingled with the general assets of the Corporation and may be used for general corporate purposes.

     13. WHEN WILL MY PURCHASE RIGHT BE EXERCISED?

         Your purchase right will be exercised on the last business day of each purchase period.

     14. HOW WILL MY PURCHASE RIGHT BE EXERCISED?

         Your purchase right will be exercised by applying the payroll deductions credited to your account to the purchase of whole shares of Common Stock on each purchase date. Any remaining amount in your account will be carried over to the next purchase period. However any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the number of shares purchasable per participant (see Question 18) will be promptly refunded.

     15. WHAT IS THE PURCHASE PRICE OF THE COMMON STOCK?

         The purchase price per share of Common Stock will be eighty-five percent (85%) of the lower of (i) the fair market value per share of
                              -----
         Common Stock on the last business day immediately preceding the start date of the purchase period or (ii) the fair market value per share on the purchase date. In any event, your purchases of Common Stock will always be at a discount of at least fifteen percent (15%) of fair market value on the purchase date.

     16. HOW IS THE FAIR MARKET VALUE OF THE COMMON STOCK DETERMINED?

         The fair market value per share on any relevant date under the Purchase Plan will be the closing selling price of the Common Stock on that date, as reported on the NASDAQ National Market. If there is no reported selling price for such date, then the closing selling price on the last preceding date for which there is such a quotation will be used. Stock prices are reported daily in most major newspapers.

     17. WILL I RECEIVE A REPORT INDICATING THE AMOUNT AND STATUS OF MY
         ACCOUNT?

         After each purchase date, you will receive a report indicating the number of shares purchased on your behalf and the purchase price paid per share.

     18. ARE THERE ANY LIMITATIONS ON THE NUMBER OF SHARES I MAY PURCHASE?

         Yes.  The following limitations apply:

          (a.) The total number of shares of Common Stock available for purchase over the ten (10)-year term of the Purchase Plan is limited to 250,000 shares (subject to the adjustments described under Question 28).

          (b.) The maximum number of shares of Common Stock that you may purchase on any one purchase date may not exceed 375 shares (subject to the adjustments described under Question 28).

          (c.) You may not purchase shares at a rate in excess of $25,000 worth of Common Stock (determined on the basis of the fair market value of the Common Stock on the start date of the purchase period) for each calendar year your purchase right is outstanding.

          (d.) Finally, no purchase right will be granted to any employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Corporation or any parent or subsidiary corporation.

         Any payroll deductions collected from you which cannot be applied to the purchase of Common Stock by reason of one or more of these limitations will be refunded.

     19. WHAT IF THERE ARE NOT ENOUGH SHARES AVAILABLE TO COVER ALL THE EXERCISED PURCHASE RIGHTS ON A PARTICULAR PURCHASE DATE?

         If the total number of shares for which purchase rights are to be exercised on any purchase date exceeds the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and any payroll deductions not applied to the purchase of the available shares will be refunded.

     20. MAY I TERMINATE MY PURCHASE RIGHT?

         Yes. You may terminate your purchase right by filing the prescribed notification form with the Plan Administrator at any time before the last day of any purchase period. No further payroll deductions will be collected on your behalf during the remainder of that period. Any payroll deductions already collected for that purchase period will be applied to the purchase of Common Stock at the end of the period. Once you have terminated your purchase right for a particular purchase period, you may not rejoin that purchase period at any later date, and you must wait until the start of a new purchase period to resume participation.

     21. HOW DO I REJOIN THE PURCHASE PLAN IF I TERMINATE MY PURCHASE RIGHT?

         Individuals who terminate their purchase rights may participate in any subsequent purchase period by filing a new enrollment form on or before the start date of that purchase period. Section 16 Insiders, however, will be subject to certain restrictions on their ability to rejoin a new purchase period following their withdrawal from an earlier purchase period. See Question 32 below.

     22. WHAT HAPPENS IF MY EMPLOYMENT TERMINATES OR MY ELIGIBILITY STATUS CHANGES?

         Your participation in the Purchase Plan will immediately cease should your employment terminate for any reason (other than death or disability) or should you otherwise lose your status as an eligible employee. Any payroll deductions collected on your behalf for the purchase period in which your termination or loss of eligibility occurs will automatically be refunded to you.

     23. WHAT HAPPENS IF I DIE WHILE A PARTICIPANT?

         The person to whom your rights under the Purchase Plan are transferred by will or the laws of inheritance may elect to (i) withdraw any payroll deductions collected on your behalf for the purchase period in which your death occurs or (ii) have those funds held for the purchase of Common Stock on the next scheduled purchase date. The election may be made at any time prior to that purchase date, and in the absence of such election, your payroll deductions will automatically be refunded. In no event may any further payroll deductions be made on your behalf after your death.

     24. WHAT HAPPENS IF I GO ON AN APPROVED UNPAID LEAVE OF ABSENCE?

         Your payroll deductions will cease with the paycheck immediately preceding the start of your leave and will not resume unless you return to active service before the end of the purchase period in which your leave began. Your existing payroll deductions for that purchase period may either be withdrawn or applied to the purchase of Common Stock on the next scheduled purchase date. Your must, however, make your election at the time your leave begins; otherwise, your payroll deductions will automatically be refunded.

     25. WHAT HAPPENS IF I BECOME PERMANENTLY DISABLED WHILE A PARTICIPANT?

         If your employment terminates due to permanent disability, you may elect to (i) withdraw all the payroll deductions collected on your behalf for the purchase period in which such termination occurs or (ii) have those funds held for purchase of Common Stock on the next scheduled purchase date. The election may be made at any time prior to that purchase date. In the absence of such election, your payroll deductions will automatically be refunded. In no event, however, will any further payroll deductions be collected on your behalf following your termination of employment.

         You will be deemed to be permanently disabled should you become unable to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months.

     26. MAY I ASSIGN OR TRANSFER MY RIGHTS UNDER THE PURCHASE PLAN?

         No. Your purchase rights cannot be assigned or transferred, except by will or the laws of inheritance following your death.

     27. WHAT HAPPENS IF THE CORPORATION IS ACQUIRED?

         If the Corporation is acquired, whether by merger or asset sale or sale of more than fifty percent (50%) of the Corporation's outstanding voting stock (an "Acquisition"), then all payroll deductions for the purchase period in which such Acquisition occurs will automatically be applied to the purchase of Common Stock immediately prior to the effective date of the Acquisition, subject to the share limitations summarized in Question 18. The purchase price of such shares will be eighty-five percent (85%) of the lower of (i) the fair market value of
                                          -----
         the Common Stock on the last business day immediately preceding the purchase period in which such Acquisition occurs or (ii) the fair market value of the Common Stock immediately prior to the effective date of the Acquisition.

     28. WHAT HAPPENS IF THERE IS A CHANGE IN THE CORPORATION'S CAPITAL
         STRUCTURE?

         In the event of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on each purchase date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will prevent any dilution or enlargement of the rights and benefits of Purchase Plan participants.

     29. WHEN WILL I RECEIVE THE STOCK CERTIFICATE FOR MY PURCHASED SHARES?

         You may at any time request the issuance of a stock certificate for any shares purchased on your behalf under the Purchase Plan. However, not more than one certificate will be issued to your for each purchase period of participation. Your may specify whether the certificate should be issued in your name alone or in the name of you and your spouse as community property or as joint tenants with right of survivorship. Alternatively, you may request the certificate to be issued directly to a Corporation-designated brokerage account so that you can sell the shares promptly at any time.

     30. AFTER BECOMING A STOCKHOLDER, MAY I VOTE MY SHARES?

         Yes, even if you do not have physical possession of a stock certificate.

     31. WHEN MAY I SELL MY PURCHASED SHARES?

         Individuals who purchase Common Stock under the Purchase plan may resell such shares without restriction, except for Section 16 Insiders and other persons who are considered to be affiliates of the Corporation.

     32. WHAT RESTRICTIONS APPLY IF I AM A SECTION 16 INSIDER?

         Section 16(b) of the 1934 Act requires the Corporation to recover any profit realized by any Section 16 Insider from any purchase and sale, or sale and purchase, of shares of Common stock made within a period of less than six (6) months. As a result, the following rules will be in effect for Section 16 Insiders who participate in the Purchase Plan:

          (i.) The acquisition of Common Stock under the Purchase Plan will NOT be treated as a purchase of those shares for short-swing liability purposes, provided the acquired shares are held for at least six (6) months after the purchase date. The exempt purchase must be reported on the Form 5 filed by the Section 16 Insider for the fiscal year in which the shares are acquired or may be reported on any earlier Form 4 filed after the purchase date.

          (ii.) In the event the Section 16 Insider makes a special irrevocable election to participate in the Purchase Plan at a specified rate of payroll deduction, with no right to withdraw the funds so contributed to the Purchase Plan, then any acquisition of Common Stock made under the Purchase Plan more than six (6) months after the effective date of that election will NOT be treated as a purchase of those shares for short-swing liability purposes, and the acquisition will NOT be matched against any sale of Common Stock made within six (6) months before or after the acquisition date.

          (iii.) Should a Section 16 Insider who has not made such an irrevocable election sell any Purchase plan shares within six
                 (6) months after the purchase date, then the acquisition of those shares will be treated as a purchase for short-swing liability purposes, retroactive to such purchase date, and must be reported on a Form 4 filed by the Section 16 Insider within ten (10) days after the close of the calendar month in which the sale is made. The non-exempt acquisition will be matched with any sales of Common stock made by the Section 16 Insider within six (6) months before or after the retroactive purchase date, including the sale which triggered the non-exempt treatment.

                 NOTE: The exemption for the acquisition of common stock under the Purchase Plan will not be lost if other shares of Common Stock held by the Section 16 Insider are sold within six (6) months after the purchase date.

          (iv.) If the Section 16 Insider who has not filed the special irrevocable election withdraws from a purchase period, then that individual may be precluded from rejoining the Purchase plan until the start date of a new purchase period beginning at least six (6) months after the earlier withdrawal date in order to preserve the exempt status of any Purchase Plan acquisitions he or she may have made within the preceding six (6) months.

          (v.) Any change made by the Section 16 Insider to the special irrevocable election filed under the Purchase Plan (including a decision to withdraw from the offering period) will not become effective for at least six (6) months.

     33.  WHAT RESTRICTIONS APPLY IF I AM AN AFFILIATE?

          In general, persons with power to manage and direct the policies of the Corporation, relatives of these people and trusts, estates, corporations or other entities controlled by any of these people may be deemed to be affiliates of the Corporation. Affiliates of the Corporation are obligated to resell their shares of Common Stock in compliance with Rule 144 of the Securities and Exchange Commission ("SEC"). This rule requires sales to be effected in "broker's transactions," as defined in such rule, and a written notice of each sale must be filed with the SEC at the time of the sale. The rule also limits the number of shares which may be sold in any three (3)-month period to no more than the greater of (i) one percent (1%) of the
                                     -------
          outstanding shares of Common Stock or (ii) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale. However, the two (2)-year holding period requirement of Rule 144 will not be applicable to any Common Stock acquired under the Purchase Plan.

          OFFICERS OF THE CORPORATION SHOULD CONSULT WITH COUNSEL BEFORE OFFERING FOR SALE ANY SHARES OF COMMON STOCK ACQUIRED UNDER THE PURCHASE PLAN IN ORDER TO ASSURE THEIR COMPLIANCE WITH RULE 144,
          SECTION 16 AND ALL OTHER APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS.

     34.  SHOULD I BE CONCERNED ABOUT TAXES?

          Yes. A summary description of the Federal tax consequences applicable to your participation in the Purchase Plan is included below.

     35.  MAY THE CORPORATION TERMINATE THE PURCHASE PLAN?

          Yes. The Plan Administrator has the discretion to terminate all outstanding purchase rights immediately following the close of any purchase period. If the Plan Administrator exercises this discretion, the Purchase Plan will terminate in its entirety, no further purchase rights will thereafter be granted or exercised and no further payroll deductions will be collected under the terminated plan.

     36.  MAY THE PURCHASE PLAN BE AMENDED?

          The Board may alter or amend the Purchase Plan at any time to become effective immediately following the close of any purchase period. However, no amendment may be made without approval of the Corporation's stockholders if the amendment would (i) materially increase the number of shares of Common Stock which may be issued over the term of the Purchase Plan or the number of shares which may be purchased per participant on each purchase date, except for certain permissible adjustments in the event of changes to the Corporation's capital structure, (ii) reduce the purchase price formula specified in the Purchase Plan or (iii) otherwise materially increase the benefits available under the Purchase Plan or materially modify the eligibility requirements for participation.

     37.  WHAT IS THE MAXIMUM DURATION OF THE PURCHASE PLAN?

          The Purchase Plan will in all events terminate upon the earliest of
                                                                  --------
          (i) the last business day in November 2005, (ii) the date on which all shares available for issuance under the Purchase Plan have been sold or (iii) the date on which all purchase rights are exercised in connection with an Acquisition.

     38.  DOES THE PURCHASE PLAN HAVE ANY IMPACT ON THE TERMS OF MY EMPLOYMENT?

          Neither the Purchase Plan nor any outstanding purchase right is intended to provide any participant with the right to remain in the Corporation's employ for any specific period, and both you and the Corporation will each have the right to terminate your employment at any time and for any reason, with or without cause.

     39.  IS THE PURCHASE PLAN SUBJECT TO ERISA?

          The Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 401(a) of the Internal Revenue Code.


               QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES
               -------------------------------------------------

     The following is a description of the Federal income tax consequences of participation in the Purchase Plan. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Purchase Plan.

     T1. WILL THE RECEIPT OF PURCHASE RIGHTS OR THE PURCHASE OF SHARES ON MY BEHALF UNDER THE PURCHASE PLAN RESULT IN TAXABLE INCOME?

          No taxable income will be reportable upon your receipt of a purchase right under the Purchase Plan. However, the Purchase Plan is not a
                                                                        ---
          qualified employee stock purchase plan under Section 423 of the Internal Revenue Code, and you will accordingly recognize compensation income at the time your purchase right is exercised. The amount of such income will be equal to the fair market value of the shares of Common Stock purchased on your behalf at the time of such purchase less the purchase price paid for those shares. The Corporation will include this income on your W-2 statement for the calendar year in which you acquire the shares, and you must satisfy all Federal, state and local withholding and other payroll taxes applicable to such income at the time your purchase right is exercised.

     T2.  WHAT IF I SUBSEQUENTLY SELL OR DISPOSE OF THE PURCHASED SHARES?

          Any gain or loss recognized upon your subsequent sale or disposition of the purchased shares will be either capital gain or capital loss. Whether the capital gain or loss is long-term or short-term will depend on the period of time the shares are held prior to sale. Gain or loss on shares held for more than one (1) year will be long-term.

     T3.  HOW DO I CALCULATE MY TAXABLE INCOME FOR PURCHASE PLAN TRANSACTIONS?

          The following example will illustrate the taxable income you will have to report upon your acquisition of Purchase Plan shares and the additional taxable income you will recognize upon your subsequent sale of those shares.

          EXAMPLE: On December 1, 1995 you enroll in the Purchase Plan when the
          -------
          fair market value per share is $12.00 and contribute $1,000.00 for the purchase period ending May 31, 1996. On May 31, 1996, the fair market value per share is $15.00, and the purchase price for your shares will accordingly be $10.20 per share (85% of $12.00). 98 shares of Common Stock will be purchased on your behalf on May 31, 1996 at the $10.20 price per share (1,000/$10.20). Your taxable income at the time of such purchase will be determined as follows:

             Ordinary Income Per Share
             -------------------------
             $15.00 fair market value at May 31, 1996 purchase less
             $10.20 per share purchase price = $4.80 per share at the time of purchase

          Assume you subsequently sell the shares for $20.00 per share. Your taxable income at that time will be determined as follows:

             Capital Gain Per Share
             ----------------------
             $20.00 per share selling price less
             $15.00 fair market value on May 31, 1996 = $5.00 per share

          The capital gain will be long-term if you hold the shares for at least one (1) year after the May 31, 1996 purchase date.

     T4.  WHAT ARE THE APPLICABLE FEDERAL TAX RATES?

          Ordinary income is subject to a maximum Federal tax rate of 39.6% on taxable income in excess of $256,500 ($128,250 for a married taxpayer filing a separate return). The applicable $256,500 or $128,250 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 1995. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.6%. Long-term capital gains are taxed at the same rates as ordinary income, subject to a maximum rate of 28%.

          For the tax year ending December 31, 1995, itemized deductions are reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $114,700 ($57,350 for a married taxpayer filing a separate return). The reduction may not, however, exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expenses) claimed by the taxpayer. The applicable $114,700 or $57,350 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 1995.

          In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 1995 are $172,050 for married taxpayers filing joint returns, $114,700 for single taxpayers and $86,025 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500. The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 1995.

     T5.  ARE THERE ANY SPECIAL TAX RULES APPLICABLE TO SECTION 16 INSIDERS?

          If you are a Section 16 Insider, the applicable tax rules for the acquisition and sale or other disposition of Purchase Plan shares acquired by you will be as follows:

          . Purchase Plan shares acquired by you will, under the Federal tax laws, be deemed to be subject to a substantial risk of forfeiture for the six (6)-month period following the purchase date, since the sale of those shares at a profit during that six (6)-month period will trigger short-swing liability under Section 16(b) of the 1934 Act. Accordingly, there will be no taxable income recognized at the time the Purchase Plan shares are acquired, unless you make a
            Section 83(b) election to be taxed at that time (see next paragraph). Without such a Section 83(b) election, taxation will be deferred for six (6) months, and you will, at the end of such deferral period, recognize ordinary income in an amount equal to the excess of (i) the fair market value of the purchased shares at that time over (ii) the purchase price paid for those shares.

          . If your Purchase Plan shares are deemed to be subject to a substantial risk of forfeiture, then you may elect under Code
            Section 83(b) to include as ordinary income in the year those shares are purchased an amount equal to the excess of (i) the fair market value of those shares at the time of purchase over (ii) the purchase price paid for the shares. If your make the Section 83(b) election, you will not recognize any additional income when the forfeiture period subsequently lapses.

          . If you choose to file a special irrevocable election to participate in the Purchase Plan at a specified rate of payroll deduction, with no right to withdraw the funds so contributed, then any acquisition of Purchase Plan shares made more than six (6) months after the effective date of such election will be an exempt transaction under the Federal securities laws, and the acquired shares will NOT be deemed to be subject to a substantial risk of forfeiture for purposes of the Federal tax laws. Accordingly, you will recognize taxable income, immediately upon your acquisition of those shares, in an amount equal to their fair market value at the time of purchase less the purchase price paid for those shares.

          . Whether or not you file the special irrevocable election, your sale of the Purchase Plan shares will result in capital gain to the extent the amount realized upon the sale exceeds the fair market value of the shares at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale. For shares issued to Section 16 Insiders, the capital gain holding period will generally start six (6) months after the purchase date, unless the
            Section 16 Insider files a Section 83(b) election to be taxed on the shares at the time of purchase or the shares are otherwise purchased pursuant to the special irrevocable election.

     T6.  WHAT ARE THE FEDERAL TAX CONSEQUENCES TO THE CORPORATION?

          The Corporation will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with his or her acquisition of the Purchase Plan shares. The deduction will normally be allowed for the taxable year in which such acquisition occurs.


          REGISTRANT INFORMATION AND PURCHASE PLAN ANNUAL INFORMATION
          -----------------------------------------------------------

     Mycogen Corporation is a Delaware corporation which maintains its principal executive offices at 5501 Oberlin Drive, San Diego, California 92121. The telephone number at the executive offices is (619) 453-8030. You may contact the Corporation at this address or telephone number for further information concerning the Purchase Plan and its administration.

     A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Purchase Plan, and additional copies will be furnished, without charge, to each participant upon written or oral request to the Corporate Secretary of the Corporation at its principal executive offices, or upon telephoning the Corporation at its principal executive offices. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

     (a.) The Corporation's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1994 filed with the SEC on March 3, 1995;

     (b.) The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995, filed with the SEC on May 15, 1995 and August 10, 1995, respectively;

     (c.) The Corporation's Registration Statement No. 0-15881 on Form 8-A filed with the SEC on May 7, 1992 in which there is described the terms, rights and provisions applicable to the Corporation's Common Stock; and

     (d.) Any similar report filed subsequently with the SEC and distributed to the Corporation's stockholders.

     The Corporation will also deliver to each participant in the Purchase Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Corporation's stockholders